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                                                                    Exhibit 23.3
                          CONSENT OF DELOITTE & TOUCHE



         We consent to the incorporation by reference in this Registration Statement of Octel Communications Corporation on Form S-8 of our report on the 1991 consolidated financial statements dated July 24, 1991, appearing in the Annual Report on Form 10-K of Octel Communications Corporation for the year ended June 30, 1993.



DELOITTE & TOUCHE



San Jose, California
March 31, 1994





CFB043.W42(5P3)
03/24/94